UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, Massachusetts 02375

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (508) 230-1828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2015, (the “Issuance Date”) Pressure BioSciences Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with various individuals (each, a “Purchaser”), pursuant to which the Company sold Senior Secured Convertible Debentures (the “Debentures”) and warrants to purchase shares of common stock equal to 50% of the number of shares issuable pursuant to the subscription amount (the “Warrants”) for an aggregate purchase price of $2,180,000 (the “Purchase Price”).  The total amount of the offering could be up to a potential amount of $5,000,000 with an over-allotment of $1,875,000 (the “Private Placement”).  One or more additional closings may occur on or before August 7, 2015 (“Final Closing”). The Purchase Price consisted of $1,520,000 in cash from various subscribers and $660,000 from the conversion of principal and interest on outstanding promissory notes.

In connection with the Subscription Agreement, the Company paid to a FINRA-registered broker dealer that acted as the placement agent (the “Placement Agent”) an aggregate of approximately $152,000 in cash compensation, representing fees and an expense allowance. The Company received total net proceeds of $1,340,000 after deducting Placement Agent fees and other costs associated with the Private Placement. The Company intends to use the funds to pay down outstanding variable rate convertible debt and to help solidify its marketing and sales efforts.

Senior Secured Convertible Debenture

The Company issued a principal aggregate amount of $2,398,000 in Debentures which represents a 10% original issue discount on the Purchase Price. The Debenture does not accrue any additional interest during the first year it is outstanding but accrues interest at a rate equal to 10% per annum for the second year it is outstanding. The Debenture has a maturity date of July 21, 2017. The Debenture is convertible any time after its issuance date. The Purchaser has the right to convert the Debenture into shares of the Company’s common stock at a fixed conversion price equal to $0.28 per share, subject to applicable adjustments. In the second year that the Debenure is outstanding, any interest accrued shall be payable quarterly in either cash or common stock, at the Company’s discretion.

At any time after the Issuance Date, the Company has the option, subject to certain conditions, to redeem some or all of the then outstanding principal amount of the Debenture for cash in an amount equal to the sum of (i) 120% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) any liquidated damages and other amounts due in respect of the Debenture.

Warrants

The Company issued warrants exercisable into a total of 3,892,857 shares of our common stock. The Warrants issued in this transaction are immediately exercisable at an exercise price of $0.40 per share, subject to applicable adjustments including full ratchet anti-dilution in the event that we issue any securities at a price lower than the exercise price then in effect. The Warrants have an expiration period of five years from the original issue date. The Warrants are subject to adjustment for stock splits, stock dividends or recapitalizations and also include anti-dilution price protection for subsequent equity sales below the exercise price.

Subject to the terms and conditions of the Warrants, at any time commencing six months from the Final Closing, the Company has the right to call the Warrants for cancellation if the volume weighted average price of its Common Stock on the OTC QB Market (or other primary trading market or exchange on which the Common Stock is then traded) equals or exceeds three times the per share exercise price of the Warrants for 15 out of 20 consecutive trading days.

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Security Agreement

In connection with the Subscription Agreement and Debenture, the Company entered into a Security Agreement dated July 22, 2015 with the Purchaser and the Placement Agent whereby the Company agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of the Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, Warrants and the other Transaction Documents.

The foregoing description of the terms of the Subscription Agreement, Debentures, Warrants and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 10.1, 4.1, 4.2 and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2015, the Company filed an Articles of Amendment to the Articles of Organization with the Commonwealth of Massachusetts in order to effectuate an increase in the authorized common stock of the Company (the “Increase in Authorized Common Stock”) from an aggregate of sixty five million (65,000,000) shares to one hundred million (100,000,000) shares, par value of $0.01 per share. The amendment will not affect the number of the Company’s issued and outstanding preferred shares.

A copy of the filed Articles of Amendment to the Company’s Restate Articles of Organization is attached hereto as Exhibit 3.1.

Item 8.01 Other Items

On July 23, 2015, we issued a press release relating to this initial closing of the Private Placement. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Debenture
4.2	Form of Warrant
10.1	Subscription Agreement
10.2	Security Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: July 28, 2015	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President

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